Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Premier

Community Bankshares, Inc. of our reports dated February 17, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Premier Community Bankshares, Inc. for the year ended

December 31, 2005.

/s/ YOUNT, HYDE & BARBOUR, P.C.

November 14, 2006

Winchester, Virginia